Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A) (No. 811-4933) of Commonwealth Cash Reserve Fund, Inc. of our report dated May 2, 2003, included in the 2003 Annual Report to shareholders.


Philadelphia, Pennsylvania
July 25, 2003